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                                                                      Exhibit 21
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Subsidiary of Registrant             Jurisdiction of Incorporation
- ------------------------             -----------------------------
O'Gara-Hess & Eisenhardt             Delaware
Armoring Company

O'Gara Satellite Networks            Ireland
Limited


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